UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2025, MicroStrategy Incorporated (Nasdaq: MSTR) (“MicroStrategy”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as Manager and representative of the several underwriters (the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) of 7,300,000 shares (the “Shares”) of MicroStrategy’s 8.00% Series A Perpetual Strike Preferred Stock, par value $0.001 per share (the “perpetual strike preferred stock”), at a public offering price of $80.00 per share. The issuance and sale of the perpetual strike preferred stock are scheduled to settle on February 5, 2025, subject to customary closing conditions. Certain terms of the perpetual strike preferred stock are described in more detail in MicroStrategy’s press release announcing the pricing of the Offering, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

MicroStrategy estimates that the net proceeds from the Offering will be approximately $563.4 million, after deducting underwriting discounts and commissions and MicroStrategy’s estimated offering expenses. MicroStrategy intends to use the net proceeds from the Offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

The Underwriting Agreement contains customary representations, warranties, and agreements by MicroStrategy, customary conditions to closing, indemnification obligations of MicroStrategy and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3ASR (Registration No. 333-284510) on file with the Securities and Exchange Commission (the “SEC”). The Offering will be made only by means of a prospectus supplement and an accompanying prospectus.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

On January 31, 2025, MicroStrategy issued a press release relating to the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto constitute an offer to sell or the solicitation of an offer to buy any securities.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the press release attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the size and timing of the offering, the anticipated use of any proceeds from the offering and the terms of the securities being offered. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the uncertainties related to the satisfaction of closing conditions for the sale of the securities being offered, the other factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2024, the factors discussed under the header “Risk Factor Updates” in the current report on Form 8-K filed by MicroStrategy with the Securities and Exchange Commission on January 6, 2025 and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K and the press release attached hereto speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 30, 2025, by and between MicroStrategy Incorporated and Barclays Capital Inc., as Manager and representative of the several underwriters with respect to the Offering

99.1	Press Release of MicroStrategy Incorporated, dated January 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel